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                                  EXHIBIT 32.1

     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Pier 1 Imports, Inc., hereby certifies that:

     1. The quarterly report of Pier 1 Imports, Inc. for the period ended August 30, 2003 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.

Date: October 9, 2003         By: /s/ Marvin J. Girouard
                                  ----------------------------------------------
                                  Marvin J. Girouard, Chairman of the Board
                                  and Chief Executive Officer

Date: October 9, 2003         By: /s/ Charles H. Turner
                                  ----------------------------------------------
                                  Charles H. Turner, Executive Vice President,
                                  Chief Financial Officer and Treasurer